Exhibit 1.01

Conflict Minerals Report of Kornit Digital Ltd.

Introduction

Kornit develops, manufactures and markets industrial and commercial printing solutions for the garment, apparel and textile industries. Leading the digital textile printing industry with our revolutionary NeoPigmentTM process including an integrated pretreatment solution, Kornit caters directly to the needs of both designers and manufacturers.

Founded in 2002 by seasoned professionals with extensive experience in the digital printing industry, we are the only company to provide our customers with a complete digital printing solution, from start to finish. We insist that customers should enjoy the best of the best – software, support and high-end technology, all in an environmentally sustainable way.

Based on our proprietary ground-breaking technology and our in-house chemistry development, Kornit introduces the Kornit's line of high-speed DTG printers, known to be the first industrial digital printers offering direct to garment printing. With our immense experience in the direct to garment market, we are revolutionizing the roll fabric industry with our single step solution that enables printing with one ink set on all types of fabric and with no additional finishing process.

Our product portfolio consists of two series of systems and the consumables used in those systems. These series are the DTG printers and the Roll to Roll printer. Collectively, this portfolio offers a variety of performance options for our customers, depending on their desired application, as well as on the nature and size of the designs. Our wide range of systems allows us to offer our customers systems at a number of different price points, depending on the features that our customers desire.

As an SEC-registered issuer that offers products that include tin, tungsten, tantalum and gold (“Conflict Minerals”) that are necessary to the production and/or functionality of our manufactured products, we are subject to Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 Section 1502 reporting requirements associated with Conflict Minerals, and the SEC’s Rule 13p-1 (the “Rule”).

Rule overview and scope:

The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products.

If a registrant cannot establish that the conflict minerals in its products originated from sources other than the Democratic Republic of the Congo (“DRC”) or an adjoining country (the “Covered Countries”), or originate solely from recycled and/or scrap sources, the registrant must submit a specialized disclosure report under the Form SD that describes the steps that the registrant took to determine the origin of the necessary conflict minerals in its products or necessary to the manufacture of its products.

If a registrant has reason to believe that any of the conflict minerals in its supply chain may have originated in the DRC and/or a Covered Country, or if the registrant is unable to determine the country of origin of those conflict minerals, then the registrant must exercise due diligence on the conflict minerals’ source and chain of custody, and the registrant must annually submit a Conflict Minerals Report to the SEC that includes a description of those due diligence measures.

The goal of the due diligence process is not to eliminate sourcing from the DRC and the Covered Countries, but rather to ascertain, to our best possible knowledge and per the requirements of the Rule, the most reasonable country of origin of the necessary conflict minerals, as detailed in the reasonable country of origin inquiry (RCOI) section below.

Reasonable Country of Origin Inquiry (RCOI)

Kornit is committed to ethical practices and compliance with all applicable laws and regulations. We are committed to working with our customers and suppliers to responsibly source the materials and components that we use to manufacture our products that may contain the necessary conflict minerals.

In accordance with our Conflict Minerals Policy, which can be viewed at:

http://www.kornit.com/conflict-minerals-policy/, Kornit has concluded in good faith that during the 2018 calendar year, we manufactured and contracted to manufacture products containing all four Conflict Minerals and have determined that the use of these minerals is necessary to the functionality or production of our products.

We performed a reasonable country of origin inquiry (“RCOI”) simultaneously with the due diligence phase in which we engaged to determine whether the Conflict Minerals necessary to the functionality or production of our products did or did not received a conformant or active designation from the Responsible Minerals Initiative's (“RMI”) independent smelter and refiner validation program, i.e., the Responsible Minerals Assurance Process (“RMAP”). This was conducted simultaneously due to the large number of applicable suppliers from which we source materials that we surveyed and the time frame in which we needed to complete both the RCOI and due diligence efforts. Our RCOI employed several methods to assess whether the necessary Conflict Minerals in our products originated from the Democratic Republic of the Congo or a country that shares an internationally recognized border with the Democratic Republic of the Congo.

The following steps were performed to determine the applicable suppliers list:

a)	A suppliers list, which Kornit purchased from during the calendar year 2018, was issued using the ERP Priority system by the purchasing department manager. As part of our risk-based approach we identified suppliers from which we purchased goods directly (“Tier 1 Suppliers”), as well as electronic manufacturers that our Tier 1 Suppliers contracted in order to supply us the goods. In order to reduce the risk of not getting full information we decided not to rely solely on our Tier 1 Suppliers to provide information on their entire supply chain, and to directly approach also the electronic manufacturers, even though we have not purchased from them directly. The total number of the suppliers and manufacturers in the list was 334. The list was then segmented according to the type of material the supplier provides. Some of the categories were excluded since they were not necessary to the functionality or production of the products. The categories that were excluded are: “Papers”, “Chemicals”, “Plastic”, “Metal”, “Motion”, “Software” and “Rubber”.

The final list included 228 suppliers and manufacturers related to the “Electronics” category.

Since our supply chain is multiple tiers removed from the relevant smelters and refiners, we rely on our direct suppliers and manufacturers to provide information on the origin of the conflict minerals contained in the components that are included in our products.

b)	Solicited survey responses using the Conflict Minerals Reporting Template (CMRT) versions 5.01 and above, designed by the Responsible Minerals Initiative (RMI). We engaged our supply chain to respond to the Conflict Minerals Reporting Template by referring suppliers to training materials that included an overview of the law and instructions on how to complete the Conflict Minerals Reporting Template.

c)	Assessment of responses received for information that would identify as inconsistent, incomplete, or inaccurate responses. Responses that failed any of the “red flag” review tests were identified for additional follow up.

d)	To non-responsive suppliers, we sent periodic reminders to provide surveys or updated responses.

Based on the RCOI conducted, Kornit has reason to believe that a portion of the Conflict Minerals necessary to the functionality of its products originated in the Democratic Republic of the Congo or Covered Countries and knows, or has reason to believe, that those necessary Conflict Minerals may not be from recycled or scrap sources. Kornit does not seek to eliminate the sourcing of Conflict Minerals originating the in DRC and/or the Covered Countries, but rather to source the necessary minerals from sources that do not directly or indirectly finance or benefit armed groups in those locations. Based on this result, Kornit conducted due diligence activities and details these efforts in this Conflict Minerals Report.

Due Diligence

Design of Due Diligence

In accordance with Rule 13p-1 and Form SD, we undertook due diligence to determine whether the Conflict Minerals necessary to the functionality or production of our products did or did not receive a conformant or active designation from the RMI's RMAP program for the validation of smelters and refiners. We designed our due diligence measures to be in conformity, in all material respects, with the internationally recognized due diligence framework as set forth in the Organization for Economic Cooperation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD, 2016) (“OECD Framework” http://www.oecd.org/corporate/mne/mining.htm) and related supplements for Conflict Minerals.

The five steps defined in the OECD Due Diligence Guidance are: (1) establishment of strong internal company management systems; (2) identification and assessment of risks in the supply chain; (3) design and implementation of a strategy to respond to risks as they are identified; (4) carry out independent third-party audits of smelters’ and refiners’ due diligence practices; and (5) report annually on supply chain due diligence.

Due Diligence Performed

The due diligence measures we undertook consisted primarily of:

a. Established strong company management systems

We reviewed and maintained the company management systems previously established through the following actions:

●	As part of our policy, Kornit strives to only use 3TG minerals from smelters that have been audited and verified as conflict free conformant and active by the Responsible Minerals Assurance Process (RMAP) and requires its suppliers to only source 3TG minerals from verified smelters and refiners. More information on our sourcing expectations of suppliers can be found in our Conflict Minerals Policy, which is available at the following link: http://www.kornit.com/conflict-minerals-policy/.

●	Updated the Conflict Minerals Governance Charter to set the Conflict Minerals annual work plan including: Kornit's steps for compliance, objectives, time lines, internal management and cross functional team with identified roles and responsibilities, all to support supply chain due diligence.

●	Established a process whereby we engage with suppliers and refer them to training materials online, materials that include an overview of the relevant Conflict Minerals regulations and provide instructions on how to respond to the due diligence survey (that was based on the Conflict Minerals Reporting Template of at least version 5.01 and above).

●	Maintained a Conflict Minerals provision to our standard Terms and Conditions of Purchase to require suppliers to comply with our Conflict Minerals Policy and requirements.

●	Maintained a process whereby we communicate the due diligence efforts to customers, suppliers and other relevant functions in our organization, as applicable.

●	Maintained a grievance mechanism whereby concerns and violations of the Conflict Minerals Policy should be reported to Kornit's Chief Financial Officer and/or Director of global product compliance (at kornit@kornit.com).

●	Maintaining relevant records for a minimum of five years.

b. Identified and assessed risks in the supply chain

As part of our risk-based approach we have decided to focus on suppliers and electronics manufactures.  We assessed two primary risks in our supply chain:  (1) the risk of not receiving timely and accurate information from the supplier; and (2) the risk of not being able to replace a supplier while trying to move towards the goal of responsibly sourcing all of the minerals and/or materials used in our products.

Based on this assessment method, we segmented our suppliers into three risk levels (high, medium and low). In order to allow us to invest our risk management efforts according to the supplier level of risk, we referred to Conflict Minerals-related risks based on supplier's characteristics, such as: the volume of spending during 2018 and the extent to which the company is dependent upon any particular supplier or, conversely, the availability of alternative suppliers.

As part of the risk assessment phase, we have identified that from the responses received, 66.2% of Kornit's level 1 suppliers and manufacturers listed have a policy in place which addresses the conflict minerals sourcing.

We sent periodic reminders to non-responsive in scope suppliers to provide surveys or updated responses. We have identified, to the best of our efforts, the smelters/refiners in the supply chain by conducting a supply chain survey using the CMRT version 5.01 and above, which requests suppliers and manufactures to identify smelters and refiners and the country of origin of the conflict minerals in the products that they supply to Kornit. In addition, Kornit compared smelters and refiners identified by the supply chain survey against the list of facilities that have received a conformant or active designation from the Responsible Minerals Assurance Process (“RMAP”), or other independent third-party audit programs. We documented country of origin information for the smelters and refiners identified by the supply chain survey as provided from the different sources.

c. Designed and implemented a strategy to respond to identified risks

The findings of the supply chain risk assessment are reported to designated members of our company's senior management team, who are updated regarding major findings and/or red flags, as they arise.. As part of our risk management strategy we continue to conduct business with the red flagged suppliers while Kornit investigates the supplier's sourcing practices.

Kornit contacts suppliers whose responses are identified as incomplete, inconsistent or inaccurate. Kornit also reviews supplier responses to track smelters and refiners in our supply chain that supply us with Conflict Minerals and have not received a conformant or active designation based on the RMI's RMAP or other independent third party validation programs.

Kornit referred suppliers to training materials online that included an overview of the Rule and instructions on how to complete the Conflict Minerals Reporting Template. We also sent follow up letters to non-response suppliers as well as those suppliers who declared the existence of Conflict Minerals in their supply chain from the DRC or adjoining countries from non-certified smelters and refiners, according to the RMI's Standard Smelter List that provides an indication of all of the smelters and refiners that are conformant or active according to the RMAP audit. These are suppliers that we classify as having high risk.

Kornit's supply chain Due Diligence is a dynamic process and requires ongoing risk monitoring. Therefore, after implementing our risk mitigation strategy, Kornit then repeats Step 2 of the OECD guidelines to ensure effective management of risks.

d. Reviewed independent third-party audit of smelter/refiner due diligence practices

Kornit is a downstream company that is multiple layers removed from the smelters and refiners that provide the minerals and mineral ores that are essential to the production or functionality of our products, i.e. the necessary Conflict Minerals, and is many steps removed from smelters and refiners who provide minerals and ores. Therefore, Kornit does not perform audits of smelters and refiners within the supply chain. As a result, Kornit's due diligence efforts relied on reviewing cross-industry initiatives such as those led by the RMI RMAP audit program to conduct smelter and refiner due diligence.

e. Prepared an annual report on supply chain due diligence

Kornit's Conflict Mineral Policy states that we will comply with Section 1502 of the Dodd Frank Act, which includes filing a Form SD and this Conflict Minerals report with the SEC and posting publicly on the Internet at: http://www.kornit.com/conflict-minerals-policy/.

Results of Assessment

We conducted a supply-chain survey of the 228 direct suppliers and manufacturers that we identified as contributing the necessary conflict minerals to our products. The overall response rate to this survey was approximately 66.2% containing the names and locations of smelters and refiners (see Annex 1) and the reasonable countries of origin see (Annex 2) that process Conflict Minerals.

Of this response rate (of the relevant suppliers that responded):

●	66.2% suppliers delivered completed CMRT - (151 from 228 total suppliers)

●	11.3% suppliers were classified as “DRC conflict free” - (117 from 151 suppliers)

●	10.6% suppliers were classified as “Free no 3TG” - (16 from 151 suppliers)

●	0% suppliers were classified as “Undefined from DRC” – (0 from 151 suppliers)

●	2.6% suppliers were classified as “Undetermined not from DRC” - (4 from 151 suppliers)

●	72.2% suppliers were classified as “Undetermined from DRC” - (109 from 151 suppliers)

●	3.3% suppliers were classified as “Not from DRC” - (5 from 151 suppliers)

The terms above have the following meaning as part of our due diligence efforts:

●	“DRC conflict free” indicates that the in-scope suppliers that reported that the Conflict Minerals being used in. the products provided to Kornit originate from the DRC or the Covered Countries, but the smelters are approved by the RMI RMAP Program (Responsible Minerals Assurance Process).

●	“Free no 3TG” indicates that the in-scope suppliers that reported that Conflict Minerals are not contained in the product, or are not necessary for the functionality or are not included in the production of the products provided to Kornit.

●	“Undefined from DRC” indicates that the in-scope suppliers that reported the Conflict Minerals being used in the products are originate from the DRC or an adjoining country. The smelters are not approved by the CFS program.

●	“Undetermined not from DRC” indicates that the in-scope suppliers that reported the Conflict Minerals being used in the products do not originate from the DRC or the Covered Countries, but that they have not yet concluded their due diligence process so this determination could potentially change. Due diligence for these in scope suppliers will continue until the status changes or is confirmed.

●	“Undetermined from DRC” indicates that the in scope suppliers that reported the Conflict Minerals being used originate from the DRC or the Covered Countries and the smelters are approved by the RMI RMAP program, but they have not yet concluded their due diligence process, so this determination can potentially change. Due diligence for these in scope suppliers will continue until the status changes or is confirmed.

●	“Not from DRC” indicates that the in-scope suppliers that reported that they were sourcing Conflict Minerals but from countries other than the DRC or the Covered Countries.

We cannot assert with absolute certainty that our conclusions regarding the source and chain of custody of the necessary conflict minerals as the information comes from our direct and secondary suppliers. However we do work to verify and assess their answers based on the conclusions of an independent third party audit program, i.e. the RMI's RMAP validation program for smelters and refiners.

Despite the fact that some suppliers indicated that they source from the DRC and the Covered Countries, these suppliers were unable to accurately report which specific smelters and/or refiners were part of the supply chain for the components that were sold and that are necessary to the production and/or functionality of Kornit's products in 2018. As a result of this lack of information, Kornit is unable to determine the full list of facilities used to process those necessary Conflict Minerals or their country of origin and to conclude whether or not the Conflict Minerals used in its products may or may not have directly or indirectly financed armed groups in the DRC and the Covered Countries. Kornit's efforts to determine the mine(s) or location of origin included the use of the due diligence measures described above.

Smelters and refiners verified as conflict free or in the audit process:

Tin	72 of 83 (86.7%) – (71 compliant and 1 active smelters)
Tantalum	40 of 42 (95.20%) – (40 compliant and 0 active smelters)
Tungsten	40 of 46 (70.0%) – (39 compliant and 1 active smelters)
Gold	104 of 151 (68.9%) – (100 compliant and 4 active smelters)
Total	256 of 322 (79.5%) – (250 compliant and 6 active smelters)

Status of identified smelters and refiners YoY:

	2015	2016	2017	2018
Verified Conflict Free	216 (66.3)%	242 (69.7)%	254 (78.88)%	250 (77.6)%
Participating in an audit process	28 (8.5)%	14 (4)%	9 (2.8)%	6 (1.9)%
Not Participating	82 (25.2)%	91 (26.3)%	59 (18.32)%	66 (20.5)%
Total	326 (100)%	347 (100)%	322 (100)%	322 (100)%

Count of Smelter Identification RY2018:

	Count of all Smelter Identification	Count of compliant Smelter Identification	Count of active Smelter Identification	Count of not approved by RMI Smelter Identification
Gold	151	100	4	47
Tantalum	42	40	0	2
Tin	83	71	1	11
Tungsten	46	39	1	6
Grand Total	322	250	6	66

Additional Risk Factors

The statements above are based on the RCOI process and due diligence performed in good faith by Kornit. These statements are based on the infrastructure and information available at the time of the writing and publication of this report. A number of factors could introduce errors or otherwise affect our conclusions.

These factors include, but are not limited to, gaps in product or product content information, gaps in supplier data, errors or omissions by or of suppliers, confusion over requirements of the Rule, gaps in supplier education and knowledge, lack of timeliness of data, public information not discovered through a reasonable search, errors in public data, language barriers and translation, supplier unfamiliarity with the Rule, conflict-area sourced materials declared secondary materials, companies that went out of business in 2018, and smuggling of Conflict Minerals to countries beyond the DRC and the Covered Countries.

We do not collect information from our suppliers on a continuous and real-time basis, but rather in the context of the CMRTs provided by the suppliers at the time of the publication of this report. We cannot be certain about our conclusions regarding the source and chain of custody of the necessary Conflict Minerals as the information comes from direct and secondary suppliers though we do verify their declarations against the conclusions of independent third party audit programs, such as the RMI's RMAP program.

Continuous improvement efforts to mitigate risk

Kornit will continue working with its global supply chain to ensure responsible sourcing and to assure compliance with international regulations.

●	Continue to conduct and report annually on supply chain due diligence for the applicable Conflict Minerals, as required by Rule 13p-1.

●	Work with suppliers that did not respond to Kornit's 2018 survey to help them understand the importance of this initiative to Kornit and to encourage their participation in the 2019 survey.

●	Attempt to validate supplier responses using information collected via independent, conflict-free smelter validation programs such as the Responsible Minerals Initiative's (RMI) RMAP smelter and refiner validation program.

●	Send follow-up letters to high risk non-responsive suppliers, and to suppliers with Conflict Minerals from the DRC and Covered Countries from non-certified smelters.

●	Continue to implement the company's CM policy.

●	Enhance use of tools for improved supplier responses.

Annex 1

Names and Locations of Smelters and Refiners

METAL	SMELTER OR REFINER NAME	SMELTER OR REFINER COUNTRY
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	DODUCO Contacts and Refining GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY

Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Royal Canadian Mint	CANADA
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN

Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Morris and Watson	NEW ZEALAND
Gold	SAFINA A.S.	CZECH REPUBLIC
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Sudan Gold Refinery	SUDAN
Gold	T.C.A S.p.A	ITALY
Gold	Remondis Argentia B.V.	NETHERLANDS
Gold	Tony Goetz NV	BELGIUM
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Marsam Metals	BRAZIL
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	SAAMP	FRANCE
Gold	L'Orfebre S.A.	ANDORRA
Gold	Italpreziosi	ITALY
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Sai Refinery	INDIA
Gold	Universal Precious Metals Refining Zambia	ZAMBIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Bangalore Refinery	INDIA
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	Morris and Watson Gold Coast	AUSTRALIA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	Safimet S.p.A	ITALY

Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	African Gold Refinery	UGANDA
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF
Gold	QG Refining, LLC	UNITED STATES OF AMERICA
Tantalum	Asaka Riken Co., Ltd.	JAPAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	Power Resources Ltd.	MACEDONIA
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	CV Gita Pesona	INDONESIA

Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Premium Tin Indonesia	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	Dowa	JAPAN
Tin	EM Vinto	BOLIVIA
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Fenix Metals	POLAND
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	Operaciones Metalurgical S.A.	BOLIVIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Thaisarco	THAILAND
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	PT Inti Stania Prima	INDONESIA
Tin	CV Ayi Jaya	INDONESIA
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM

Tin	CV Dua Sekawan	INDONESIA
Tin	CV Tiga Sekawan	INDONESIA
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Super Ligas	BRAZIL
Tin	Metallo Belgium N.V.	BELGIUM
Tin	Metallo Spain S.L.U.	SPAIN
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Gejiu Jinye Mineral Company	CHINA
Tin	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	PT Bangka Serumpun	INDONESIA
Tin	Pongpipat Company Limited	MYANMAR
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIETNAM
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Woltech Korea Co., Ltd.	KOREA
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA

Annex 2

Country of Origin

GOLD	TANTALUM	TIN	TUNGSTEN
ANDORRA	BRAZIL	BELGIUM	AUSTRIA
AUSTRALIA	CHINA	BOLIVIA	BRAZIL
AUSTRIA	ESTONIA	BRAZIL	CHINA
BELGIUM	GERMANY	CHINA	GERMANY
BRAZIL	INDIA	INDONESIA	JAPAN
CANADA	JAPAN	JAPAN	KOREA, REPUBLIC OF
CHILE	KAZAKHSTAN	MALAYSIA	PHILIPPINES
CHINA	MACEDONIA	MYANMAR	RUSSIAN FEDERATION
CZECH REPUBLIC	MEXICO	PERU	UNITED STATES OF AMERICA
FRANCE	RUSSIAN FEDERATION	PHILIPPINES	VIETNAM
GERMANY	THAILAND	POLAND
INDIA	UNITED STATES OF AMERICA	SPAIN
INDONESIA		TAIWAN, PROVINCE OF CHINA
ITALY		THAILAND
JAPAN		UNITED STATES OF AMERICA
KAZAKHSTAN		VIETNAM
KOREA
KYRGYZSTAN
LITHUANIA
MALAYSIA
MEXICO
NETHERLANDS
NEW ZEALAND
PHILIPPINES
POLAND
RUSSIAN FEDERATION
SAUDI ARABIA
SINGAPORE
SOUTH AFRICA
SPAIN
SUDAN
SWEDEN
SWITZERLAND
TAIWAN, PROVINCE OF CHINA
THAILAND
TURKEY
UGANDA
UNITED ARAB EMIRATES
UNITED STATES OF AMERICA
UZBEKISTAN
ZAMBIA
ZIMBABWE